SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☒  Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

RUTH’S CHRIS STEAK HOUSE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box.):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule, or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Ruth’s Chris Steak House, Inc.

500 International Parkway, Suite 100

Heathrow, Florida 32746

April 13, 2007

To our Stockholders:

You are cordially invited to attend the Ruth’s Chris Steak House, Inc. annual meeting of stockholders at 1:00 P.M. on May 10, 2007 at Ruth’s Chris Steak House (Lake Mary), 80 Colonial Center Parkway, Sanford, Florida 32746. The attached Notice of Annual Meeting and Proxy Statement describes all known items to be acted upon by stockholders at the meeting and describes certain other details related to the Meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares by completing, signing, dating and returning the enclosed proxy card by mail, or you may vote by telephone or electronically through the Internet, as further described on the proxy card. Please vote your shares as soon as possible. This is your annual meeting and your participation is important.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable bottom portion of the enclosed proxy form to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing a Ruth’s Chris stockholding or the non-voting portion of the voting instruction form you may receive through that entity. Please note that the document evidencing your stockholdings to be used to gain entry to the meeting is non-transferable.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Craig S. Miller

Chairman, President and Chief Executive Officer

[LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2007 annual meeting of stockholders of Ruth’s Chris Steak House, Inc. (the “Company” or “Ruth’s Chris”) will be held at Ruth’s Chris Steak House (Lake Mary), 80 Colonial Center Parkway, Sanford, Florida 32746, on Thursday, May 10, 2007, beginning at 1:00 p.m. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)	the election of five directors to serve a term of one year;

(2)	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2007; and

(3)	to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 2, 2007 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other recordholder, their voting procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 12:00 noon, and seating will begin at 12:30 p.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Thomas E. O’Keefe
Senior Vice President, General Counsel and Secretary

April 13, 2007

Heathrow, Florida

500 INTERNATIONAL PARKWAY

SUITE 100

HEATHROW, FLORIDA 32746

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2007

PROXY STATEMENT

The Board of Directors of Ruth’s Chris Steak House, Inc. (the “Company” or “Ruth’s Chris”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Thursday, May 10, 2007, beginning at 1:00 p.m., at Ruth’s Chris Steak House (Lake Mary), 80 Colonial Center Parkway, Sanford, Florida 32746, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are being mailed to stockholders on or about April 18, 2007. The fiscal year ended December 31, 2006 is referred to as “fiscal 2006” in this proxy statement.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2007 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on April 2, 2007, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of annual meeting, proxy statement and proxy are being mailed to stockholders on or about April 18, 2007.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers for fiscal 2007 and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

How may I obtain Ruth’s Chris’s 10-K and other financial information?

A copy of our 2006 Annual Report, which includes our 2006 Form 10-K, is enclosed.

Stockholders can access the 2006 Form 10-K, our other filings with the SEC and our corporate governance and other information on the investor relations page of our website at www.ruthschris.com.

Stockholders may request another free copy of our 2006 Annual Report, which includes our 2006 Form 10-K, from:

Ruth’s Chris Steak House, Inc.

Attn: Chief Financial Officer

500 International Parkway, Suite 100

Heathrow, Florida 32746

(407) 333-7440

We will also furnish any exhibit to the 2006 Form 10-K if specifically requested.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting. In addition, management will report on our fiscal 2006 performance and respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 2, 2007, which is referred to herein as the Record Date, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of Ruth’s Chris common stock you owned as of the Record Date on each matter considered at the meeting. As of the Record Date, there were 23,183,138 shares of the Company’s common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 12:00 noon, and seating will begin at 12:30 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of the Record Date, 23,183,138 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 11,591,570 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Voting by Proxy Card. Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card.

Voting by Telephone or Through the Internet. If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 5 p.m., Eastern Standard time, on May 9, 2007. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or another proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated with this solicitation. We have retained Broadridge Financial Solutions, Inc. to aid in the solicitation of proxy materials for a fee of $5,000 plus expenses. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and to obtain proxies.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors. Directors are elected by a plurality of the votes cast at the meeting, which means that the five nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of Independent Auditors. The ratification of the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2007 requires the affirmative vote of the majority of the votes cast.

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against the ratification.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter. The Company has supplied copies of its proxy materials for its 2007 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you.

If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the election of directors and the ratification of the appointment of KPMG LLP as our independent auditor, even if the broker, bank or other nominee does not receive voting instructions from you.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the individuals named on the proxy card will vote your shares for that other person.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its quarterly report on Form 10-Q for the quarter ending July 1, 2007.

How may I obtain a copy of Ruth’s Chris’ Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Bylaws are also available on our website at www.ruthschris.com.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1—ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The number of authorized directors as of the date of this Proxy Statement is five. The Board currently is composed of five directors, with each director serving until the next annual meeting or until his or her successor is elected. The five candidates nominated by the Board for election as directors at the 2007 annual meeting of stockholders are identified below, each of whom is currently a member of the Board.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the five persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the Board will, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time. The information presented below for the director nominees has been furnished to the Company by the director nominees and directors.

Information regarding the nominees, as of March 31, 2007, is set forth below, including their ages, the period each has served on the Board and the nominees’ business experience.

Craig S. Miller

Director since 2004

Mr. Miller, 57, has served as the Chairman of our Board of Directors since September 2006 and as our President and Chief Executive Officer and as a member of our board of directors since March 2004. Prior to that, from October 2002 to March 2004, Mr. Miller was the founder and Chairman of Miller Partners Restaurant Solutions, Inc. From October 2001 to October 2002, Mr. Miller served as President and Chief Executive Officer of Furr’s Restaurant Group. In January 2003, Furr’s Restaurant Group filed for bankruptcy protection under chapter 11 of the U.S. Bankruptcy Code. From October 1996 to October 2001, Mr. Miller served as President and Chief Executive Officer of Uno Restaurant Corporation. Prior to October 1996, Mr. Miller held various executive level positions with Uno Restaurant Corporation. Mr. Miller is a member of the Board of the National Restaurant Association (the “Association”). Mr. Miller was elected Chairman of the Association and served his one year term in that office from May 2005 to May 2006. Mr. Miller also serves on the Board of Directors of Tim Horton’s Inc.

Robin P. Selati

Director since 1999

Mr. Selati, 41, has served as a member of our board of directors since September 1999, and served as Chairman of our Board of Directors from April 2005 to September 2006. Mr. Selati is a Managing Director of Madison Dearborn Partners, LLC (“Madison Dearborn”) and joined the firm in 1993. Before 1993, Mr. Selati was with Alex. Brown & Sons Incorporated. Mr. Selati currently serves on the Board of Directors of Carrols Restaurant Group, Inc., Cinemark, Inc., Pierre Holding Corp., The Yankee Candle Company, Inc. and Tuesday Morning Corporation.

Carla R. Cooper

Director since 2003

Ms. Cooper, 56, has served as a member of our board of directors since December 2003. Since November 2003, Ms. Cooper has served as Senior Vice President of Quaker, Tropicana and Gatorade Sales for PepsiCo, Inc. From February 2001 to October 2003, Ms. Cooper served as President of Kellogg Company’s Natural and Frozen Foods Division. From February 2000 to February 2001, Ms. Cooper was Senior Vice President and General Manager of Foodservice for Kellogg Company. From June 1988 to November 2000, Ms. Cooper was employed in various positions with Coca-Cola USA, including as Vice President, Customer Marketing.

Bannus B. Hudson

Director since 2005

Mr. Hudson, 61, was elected to our board of directors in June 2005. Mr. Hudson has served as Chairman of the Board of Beverages & More, Inc., an affiliate of Madison Dearborn, since November 1998. From October 1997 to February 2007, Mr. Hudson served as President and Chief Executive Officer of Beverages & More, Inc.

Alan Vituli

Director since 2003

Mr. Vituli, 65, has served as a member of our board of directors since December 2003. Mr. Vituli has served as Chairman of the Board of Directors of Carrols Restaurant Group, Inc., an affiliate of Madison Dearborn, since 1986 and as Chief Executive Officer of Carrols Holdings Corporation since 1992.

The Board of Directors recommends a vote FOR the election of each of the directors listed above.

ITEM 2—THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2007, and has further directed that the Board submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting. During fiscal year 2006, KPMG LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services” on page 36. This proposal is put before the stockholders because, though the stockholder vote is not binding on the Audit Committee, the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent auditors. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of KPMG LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders. Representatives of KPMG LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2007. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

ITEM 3—OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2007 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our amended and restated Certificate of Incorporation provides that our Board of Directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board of Directors currently consists of five members. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office. The term of office for each director will be until his successor is elected and qualified or until his earlier death, resignation or removal. Elections for directors will be held annually.

Number of Meetings of the Board of Directors

The Board held five meetings during 2006. Directors are expected to attend Board meetings and meetings on committees for which they serve, and to spend time needed and meet as frequently as necessary to properly discharge their responsibilities. The standing committees of the Board, which were established in connection with the Company’s initial public offering in August 2005, held an aggregate of ten meetings during the year. Each director attended at least 90% of the aggregate number of meetings of the Board and the Board committees on which he or she served during the period.

Attendance at Annual Meetings of the Stockholders

All directors and director nominees are encouraged to attend the annual meeting of the stockholders.

Director Independence

Certain rules of The Nasdaq Global Market require that the Board be comprised of a majority of “independent directors,” that the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each be comprised solely of “independent directors,” as defined under the Nasdaq rules.

Based upon the information submitted by each of its directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that each of the director nominees standing for election except Craig S. Miller, our Chairman, President and Chief Executive Officer, has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the marketplace rules of The Nasdaq Global Market. In determining the independence of our directors, the Board has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Global Market rules.

Executive Sessions

The Company requires the non-management directors to meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, is the Chairman of the Nominating and Corporate Governance Committee, which currently is Bannus B. Hudson. He can be contacted by writing to: Bannus B. Hudson, c/o Ruth’s Chris Steak House, Inc. Corporate Secretary, 500 International Parkway, Suite 100, Heathrow, Florida 32746. In 2006, our nonmanagement directors held two executive sessions.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group: c/o the Corporate Secretary, 500 International Parkway, Suite 100, Heathrow, Florida 32746. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through one of the following means: (1) calling the Company’s Ethics Hotline at (866) 887-2403, which is available 24 hours per day, 365 days per year, and leaving a recorded message, (2) writing to the Audit Committee, c/o the General Counsel of Ruth’s Chris Steak House, Inc. at 500 International Parkway, Suite 100, Heathrow, Florida 32746, USA or (3) emailing the Audit Committee at auditcommittee@ruthschris.com. In each case, reports will be received by the Company’s General Counsel who will forward the message to the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board of Directors

Our board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are set forth below. Committee members hold office for a term of one year.

Audit Committee. The Audit Committee is responsible for (1) selecting the independent auditors, (2) approving the overall scope of the audit, (3) assisting the board in monitoring the integrity of our financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) handling such other matters that are specifically delegated to the Audit Committee by the board of directors from time to time and (12) reporting regularly to the full board of directors.

Audit Committee Disclosure. Our Audit Committee consists of Mr. Vituli, as chairman, Ms. Cooper and Mr. Hudson, each of whom satisfies the current financial literacy requirements and independence requirements of The Nasdaq Global Market and the SEC. Our board of directors has determined that Mr. Vituli qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. The Audit Committee held six meetings in 2006. The charter of the Audit Committee is available in the Investor Relations section of our website at www.ruthschris.com and is also included herein as Appendix A.

Compensation Committee. The Compensation Committee is responsible for (1) reviewing key employee compensation goals, policies, plans and programs, (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (4) reviewing and consulting with the board on the selection of the chief executive officer and evaluation of such officer’s executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans, (6) approving overall compensation policies for the entire company and (7) such other matters that are specifically delegated to the compensation committee by the board of directors from time to time. Our Compensation Committee currently consists of Mr. Selati, as chairman, and Ms. Cooper, each of whom satisfies the independence requirements of The Nasdaq Global Market. The Compensation Committee held three meetings in 2006. The charter of the Compensation Committee is available in the Investor Relations section of our website at www.ruthschris.com and is also included herein as Appendix B.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s purpose is to assist our board by identifying individuals qualified to become members of our board of directors consistent with criteria set by our board and to develop our corporate governance principles. This committee’s responsibilities will include: (1) evaluating the composition, size and governance of our board of directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees, (2) establishing a policy for considering stockholder nominees for election to our board of directors, (3) evaluating and recommending candidates for election to our board of directors, (4) overseeing our board of directors’ performance and self-evaluation process and developing continuing education programs for our directors, (5) reviewing our corporate governance principles and policies and providing recommendations to the board regarding possible changes, and (6) reviewing and monitoring compliance with our code of ethics and our insider trading policy. Our nominating and corporate governance committee consists of Mr. Hudson, as chairman, and Mr. Selati and Mr. Vituli, each of whom satisfies the independence requirements of The Nasdaq Global Market. The Nominating and Corporate Governance Committee held one meeting in 2006. The charter of the Nominating and Corporate Governance Committee is available in the Investor Relations section of our website at www.ruthschris.com and is also included herein as Appendix C.

The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. Desired qualities to be considered include: high-level leadership experience in business or administrative activities, and significant accomplishment; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

The Nominating and Corporate Governance Committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. The Company does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees. In evaluating candidates, the committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Director Nominations for the 2008 meeting.”

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), which is intended to insure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of professional conduct, including, among other things, conflicts of interest, fair dealing and the protection of confidential information, as well as strict compliance with all laws, regulations and rules. Any material waiver or changes to the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by the Board and will be disclosed on our website within four business days. The full text of the Code of Ethics is published within the Investor Relations section of our website at www.ruthschris.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

Our legal and finance departments are primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant shareholders regarding related-party transactions and then determining, based on the facts and circumstances, whether we or a related-party has a direct or indirect material interest in these transaction. The Audit Committee is responsible for review, approval, or ratification of “related-person transactions” between Ruth’s Chris Steak House, Inc. or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. In the course of its review and approval or ratification of a related-party transaction, the Audit Committee considers:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, the amount involved and type of transaction;

•	the importance of the transaction to the related-party and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related-party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Since December 26, 2005, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described below.

Stockholders Agreement

In connection with Madison Dearborn’s acquisition of our company in 1999, we, Madison Dearborn, Wachovia Investors, Inc., GS Mezzanine Partners, LP, GS Mezzanine Partners Offshore, LP, Ruth U. Fertel, William L. Hyde, Jr. and the Randy J. Fertel Trust entered into a stockholders agreement. This agreement provides that if our board of directors and holders of a majority of our common stock then outstanding approve a sale of all or substantially all of our assets or common stock, each party to the stockholders agreement will vote to approve such sale, or otherwise take all actions necessary in connection with such approved sale. Subject to certain exceptions management investors are not permitted to transfer their shares and we have a right of first refusal to purchase shares proposed to be sold by investors other than Madison Dearborn. Subject to certain exceptions, the stockholders agreement grants investors other than Madison Dearborn certain “tag-along” rights which entitle these stockholders to participate in certain sales of shares by Madison Dearborn to third parties. Each of the foregoing provisions terminated upon our initial public offering in accordance with the terms of the Stockholders Agreement.

Registration Agreement

In connection with Madison Dearborn’s acquisition of the company in 1999, we, Madison Dearborn, Wachovia Investors, Inc., the Goldman Funds, Ruth U. Fertel, William L. Hyde, Jr. and the Randy J. Fertel Trust entered into a registration agreement. The registration agreement currently provides that certain of our stockholders, including Madison Dearborn, have the right, beginning 180 days after the completion of our initial public offering, to demand registration of their shares of common stock. All of the investors who are party to the registration agreement and their transferees are also entitled to certain piggyback rights if we choose to register additional common stock in a public offering, subject to certain volume limitations in the case of an underwritten offering. Certain of the selling stockholders in our initial public offering sold their shares pursuant to the piggyback registration rights granted pursuant to this registration agreement.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s Common Stock, as of the Record Date, by each person known by the Company to own more than 5% of our common stock, each director and each of the executive officers identified in the Summary Compensation Table and by all of its directors and executive officers as a group (nine persons). The table lists the number of shares and percentage of shares beneficially owned based on 23,183,138 shares of common stock outstanding as of April 2, 2007. Information in the table is derived from Securities and Exchange Commission filings made by such persons on Schedule 13G and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by the Company. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Madison Dearborn(2)	4,119,132	17.8%
FMR Corp.(3)	1,951,262	8.4%
KDI Capital Partners, LLC(4)	1,589,069	6.9%
Rainier Investment Management, Inc.(5)	1,247,704	5.4%
Craig S. Miller(6)	604,019	2.6%
Thomas J. Pennison Jr.(7)	149,301	*
Geoffrey D. K. Stiles(8)	140,013	*
Robin P. Selati(9)	4,119,132	17.8%
Thomas E. O’Keefe(10)	7,255	*
David L. Cattell(11)	25,549	*
Carla R. Cooper(12)	22,828	*
Alan Vituli(13)	22,828	*
Bannus Hudson(14)	18,510	*
All, directors and executive officers as a group (9 persons)(15)	5,109,434	22.0%

*	Less than one percent
(1)	Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from April 2, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.
(2)	Consists of 4,016,828 shares held directly by Madison Dearborn Capital Partners III, L.P. (“MDCP”), 89,191 shares held directly by Madison Dearborn Special Equity III, L.P. (“MDSE”) and 13,113 shares held directly by Special Advisors Fund I, LLC (“SAF”). The shares held by MDCP, MDSE and SAF may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P. (“MDP III”), the general partner of MDCP and MDSE and the manager of SAF and by a committee of limited partners of MDP III. The address for the Madison Dearborn entities is Three First National Plaza, Suite 3800, Chicago, IL 60602.
(3)	The information provided in the table and the information below reflects information reported by the stockholder on the Schedule 13G filed by FMR Corp. on February 14, 2007 on which FMR Corp. reported sole voting power over 103,626 shares of our common stock and sole dispositive power over 1,951,262 shares of our common stock. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,850,936 shares of our common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity and the funds, each has sole power to dispose of the 1,850,936 shares owned by the funds. Through their ownership of FMR Corp. stock and rights under a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d has sole power to vote or direct the voting of shares owned directly be the Fidelity Funds, which power resides with the funds’ board of trustees. Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 98,926 shares of our common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of Pyramis, each has sole dispositive power and sole voting power over 98,926 shares of the shares beneficially owned by Pyramis. Fidelity International Limited is the beneficial owner of 1,400 shares of our common stock.

(4)	The information reflects information reported by the stockholders on the Schedule 13G filed jointly by KDI Capital Partners, LLC, John M. Day, John F. Amendola and Sheldon M. Fox on February 14, 2007 on which KDI Capital Partners, LLC reported shared voting power and shared dispositive power over 1,589,069 shares of our common stock, John M. Day reported sole voting and dispositive power over 1,500 shares of our common stock and shared voting and dispositive power over 1,589,069 shares of our common stock, John F. Amendola reported sole voting and dispositive power over 780 shares of our common stock and shared voting and dispositive power over 1,589,069 shares of our common stock, and Sheldon M. Fox reported sole voting and dispositive power over 1,100 shares of our common stock and shared voting and dispositive power over 1,589,069 shares of our common stock.
(5)	The information reflects information reported by the stockholder on the Schedule 13G filed on February 13, 2007 on which Rainier Investment Management, Inc. reported sole voting power over 1,198,704 shares of our common stock and sole dispositive power over 1,247,704 shares of our common stock.
(6)	Includes 12,696 shares of common stock issuable upon exercise of options exercisable within 60 days of April 2, 2007 and 566,323 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004, inclusive of 155,249 shares of common stock held in a Grantor Retained Annuity Trust.
(7)	Includes 5,441 shares of common stock issuable upon exercise of options exercisable within 60 days of April 2, 2007 and 143,484 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004.
(8)	Includes 6,529 shares of common stock issuable upon exercise of options exercisable within 60 days of April 2, 2007 and 113,484 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004, inclusive of 29,441 shares of common stock held in a Grantor Retained Annuity Trust.
(9)	All of such shares are held by affiliates of Madison Dearborn as reported in footnote 2 above. Mr. Selati is a Managing Director of Madison Dearborn, and therefore may be deemed to share voting and investment power over the shares owned by these entities, and therefore to beneficially own such shares. Mr. Selati disclaims beneficial ownership of all such shares. The address for Mr. Selati is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 3800, Chicago, IL 60602.
(10)	Includes 7,255 shares of common stock issuable upon exercise of options exercisable within 60 days of April 2, 2007.
(11)	Includes 2,721 shares of common stock issuable upon exercise of options exercisable within 60 days of April 2, 2007 and 22,828 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004.

(12)	Includes 22,828 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004.
(13)	Includes 22,828 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004.
(14)	Includes 14,510 shares of common stock issuable upon exercise of options exercisable within 60 days of April 2, 2007.
(15)	Includes 49,151 shares of common stock issuable upon exercise of options exercisable within 60 days of April 2, 2007 and includes 891,775 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of Common Stock with the Securities and Exchange Commission and The Nasdaq Global Market. Based on a review of the Securities and Exchange Commission filed ownership reports during 2006, the Company believes that all Section 16(a) filing requirements were met during the year except for a gift of 1,000 shares of our Common Stock by Craig S. Miller, our Chairman of the Board, President and Chief Executive Officer, to the Ruth’s Chris Employee Relief Fund, Inc. on December 29, 2005, which was required to be reported on Form 4 but was reported late due to clerical errors.

EXECUTIVE COMPENSATION

Executive Officers and Other Key Employees

Certain information regarding our executive officers and key employees is provided below:

Name	Age	Position
Craig S. Miller	57	Chairman of the Board, President and Chief Executive Officer

Geoffrey D. K. Stiles	53	Executive Vice President, Operations and Chief Operating Officer

David L. Cattell	57	Senior Vice President, Chief Development Officer

Sarah C. Jackson	48	Senior Vice President, Human Resources

Thomas E. O’Keefe	46	Senior Vice President, General Counsel and Secretary

Thomas J. Pennison, Jr.	39	Senior Vice President, Chief Financial Officer and Assistant Secretary

Craig S. Miller has served as the Company’s President and Chief Executive Officer and Chairman of the Board since September 2006. From March 2004 to September 2006, Mr. Miller served as the President and Chief Executive Officer and as a member of the Board of Directors. Prior to that, from October 2002 to March 2004, Mr. Miller was the founder and Chairman of Miller Partners Restaurant Solutions, Inc. From October 2001 to October 2002, Mr. Miller served as President and Chief Executive Officer of Furr’s Restaurant Group. In January 2003, Furr’s Restaurant Group filed for bankruptcy protection under chapter 11 of the U.S. Bankruptcy Code. From October 1996 to October 2001, Mr. Miller served as President and Chief Executive Officer of Uno Restaurant Corporation. Prior to October 1996, Mr. Miller held various executive level positions with Uno Restaurant Corporation. Mr. Miller is a member of the Board of the National Restaurant Association (the “Association”). Mr. Miller was elected Chairman of the Association and served his one year term in that office from May 2005 to May 2006. Mr. Miller also serves on the Board of Directors of Tim Horton’s Inc.

Geoffrey D. K. Stiles has served as the Company’s Executive Vice President, Operations and Chief Operating Officer since November 2003. From April 2003 to November 2003, Mr. Stiles was employed as a consultant by one of the franchisees. Mr. Stiles previously served as the Company’s Director of Operations from January 2001 to April 2003. Prior to joining the Company, Mr. Stiles served in executive and senior management positions at several restaurant groups, including Capitol Restaurant Concepts, Inc., Bertolini’s Restaurants Inc., Romano’s Macaroni Grill and the Olive Garden.

David L. Cattell has served as the Company’s Senior Vice President and Chief Development Officer since November 2005. From September 2004 to November 2005, Mr. Cattell served as the Vice President, Development and Construction and Chief Development Officer. Prior to joining the Company, from January 2000 to January 2004, Mr. Cattell served as Vice President of Restaurant Development at Metromedia Restaurant Group. From 1981 to 1995, Mr. Cattell directed and managed real estate, construction, architecture and engineering functions for Kentucky Fried Chicken as Vice President of Restaurant Development.

Sarah C. Jackson has served as the Company’s Senior Vice President, Human Resources since December 2006. From August 2006 to December 2006, Ms. Jackson served as the Vice President of Human Resources. Prior to joining the Company, from April 2004 to July 2006, Ms. Jackson served as the Vice President of Human Resources and Training for Romacorp, Inc. In November 2005, Romacorp, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. From May 1989 to April 2004, Ms. Jackson held various leadership positions with Darden Restaurants, Inc.

Thomas E. O’Keefe has served as the Company’s Senior Vice President, General Counsel and Assistant Secretary since November 2005. From March 2005 to November 2005, Mr. O’Keefe served as the Vice President and General Counsel. Prior to joining the Company, from October 2003 to March 2005, Mr. O’Keefe was engaged in the private practice of law as a sole practitioner practicing in the areas of franchise, product distribution, antitrust and general corporate law. From August 1993 to September 2003, Mr. O’Keefe was Vice President and General Counsel to G.C. & K. B. Investments, Inc. d/b/a “SpeeDee Oil Change & Tune-Up,” an international franchisor of automobile service centers. From 1991 to 1993, Mr. O’Keefe served as Corporate Counsel to AFCE, Inc. d/b/a “Popeyes and Church’s Chicken,” an international franchisor of quick-service restaurants. Mr. O’Keefe relinquished his position as Assistant Secretary effective December 2006 and assumed the position of Secretary for the Company.

Thomas J. Pennison, Jr. has served as the Company’s Senior Vice President, Chief Financial Officer and Secretary since November 2005. From April 2004 to November 2005, Mr. Pennison served as Vice President, Finance and Chief Financial Officer, and from February 1998 to April 2004, Mr. Pennison served as Vice President, Finance. From October 1996 to January 1998, Mr. Pennison served as the Director of Finance. Prior to joining the Company, from April 1994 to October 1996, Mr. Pennison served as Assistant Corporate Controller of Casino Magic Corp., with primary responsibilities for corporate finance and SEC reporting. From January 1991 to April 1994, Mr. Pennison was at the public accounting firm KPMG LLP. Mr. Pennison relinquished his position as Secretary effective December 2006 and assumed the position of Assistant Secretary for the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Program Structure

Our executive compensation philosophy, policies, plans and programs are under the direction of the Compensation Committee (for purposes of this analysis, the “Committee”) of our Board of Directors. The Committee is responsible for determining the compensation elements and amounts paid to named executive officers. In this Proxy Statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as other individuals included in the Summary Compensation Table on page 27, are referred to as the “named executive officers.”

Generally, the types of compensation and benefits provided to named executive officers are similar to those provided to executive officers of other nationwide restaurant companies. The Committee’s overall philosophy is to create value for our stockholders by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings, performance as compared to our annual operating plan and industry competitors, the achievement of longer-term strategic goals and objectives and specific individual performance. Accordingly, our executive compensation program has been designed to achieve the following objectives:

•	reinforce a results-oriented management culture with total executive compensation that varies according to performance;

•	focus executive officers on both annual and long-term business results with the goal of enhancing stockholder value;

•	align the interests of our executives and stockholders through equity-based compensation awards; and

•	provide executive compensation packages that attract, retain and motivate individuals of the highest qualifications, experience and ability.

Elements of Compensation

Consistent with our compensation objectives described above, our executive compensation program is designed to be similar to the programs that are offered at nationwide restaurant companies comparable to us. While comparing our compensation to other companies may not always be totally appropriate due to aspects of our business and the uniqueness of some of our objectives, we generally believe that this is an important part of the Committee’s decision making process.

The total compensation program for the named executive officers includes base salary, annual performance-based cash incentive compensation under our management bonus plan, long-term equity incentive compensation under our 2005 Long-Term Equity Incentive Plan, benefits and perquisites. The Committee compares the Company’s senior management compensation levels with those of a group of companies in industries related to the Company and similar-size companies in the general food service industry. The Committee also considers Company performance, both operational and financial (using a variety of financial measures), to create and set compensation levels. It is the Committee’s practice to target each of these elements to deliver compensation to each executive and all executives as a group within the mid-level range of compensation for persons having similar responsibilities at companies in the comparison group.

We have typically allocated the majority of the total annual compensation paid to the named executive officers to base salary and bonus payments, with a smaller portion allocated to equity incentive awards. We do this primarily so that we can compete with compensation packages provided by nationwide hospitality companies similar to ours, and we believe this increases our ability to retain our senior management.

A significant portion of the compensation paid to executive officers is designed to reward them based on our financial performance compared to financial objectives, the growth of the Company, and increased stockholder value, as reflected in increases in the Company’s share price. Our base salary structure and its periodic salary reviews are designed to reward individual achievement and performance, and our overall performance. Our Management Incentive Plan is designed to reward executive officers for achievement of annual objectives tied to increased operating income performance in line with our budget, while the equity component of their compensation, in the form of stock options, is designed to reward relative total stockholder return, and corresponding stock price improvement over the grant-date stock price.

Base Salary

Base salary is established based on the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the base salaries of the executive officers, a number of factors are considered, including Company performance, the years of service of the individual, the individual’s duties and responsibilities, the ability to replace the individual, the base salary at the individual’s prior employment, market data on similar positions with competitive companies, and information derived from our directors’ experience at other companies. We seek to maintain base salaries that are competitive with the marketplace and that allow us to attract and retain executive talent.

Salaries for executive officers are reviewed by the board on an annual basis, at the time of a promotion or other change in level of responsibilities, as well as when competitive circumstances may require. Typically, our human resources department will compile a report of benchmark data for executive positions in the hospitality industry. This data is generally based on information provided to us by the Chain Restaurant Compensation Association, an organization that provides compensation and benefits information to the restaurant industry. This report includes a presentation of the minimum, median and maximum salaries provided by hospitality companies that are similar in size and operation to our Company. The Chief Executive Officer then reviews this data and provides salary increase recommendations to the Committee, based on this data and the other considerations mentioned in the preceding paragraph. The Committee then discusses these recommendations with the Chief Executive Officer and the human resources department and makes a recommendation to the Board, which the Board will consider and approve, if appropriate.

In September 2005, in connection with our relocation to Heathrow, Florida, the Committee reviewed the base salary of Messrs. Pennison, O’Keefe and Cattell. We increased Mr. Pennison’s base salary by approximately 5% and increased the base salary for Messrs. O’Keefe and Cattell by 18%. The base salary for these individuals did not increase during our year-end review. At the end of 2005, the Committee reviewed the base salaries for the other named executive officers. Mr. Miller’s base salary was increased by 20% and Mr. Stiles base salary was increased by approximately 15%. In reviewing these base salaries, in addition to the company-related factors described above, the Committee considered the need to retain and relocate these individuals as our Company recovered from the effects of Hurricane Katrina and considered the cost of living increase in central Florida. Therefore, we currently expect that future percentage increases in base salary will be below these levels.

Annual Bonuses

Our performance-based annual incentive awards focus on closely aligning rewards with results. The philosophy of our performance-based annual incentive awards is simple: a basic reward for reaching minimum expectations, and an upside for reaching the Company’s goals. Cash incentive opportunity for management employees is determined on an annual basis and is targeted at median competitive levels based upon the comparison group of companies discussed above.

Pursuant to current employment agreements, each named executive officer has a specified target annual cash bonus and is eligible for an annual cash bonus up to an amount equal to a specified percentage of such executive’s salary. The percentage of base salary for each annual cash bonus is established based on the individual’s level of responsibility. Mr. Miller’s target cash bonus is 70% of his base salary, Mr. Stiles’ target cash bonus is 50% of his base salary, Mr. Cattell’s target cash bonus is 40% of his base salary, Mr. Pennison’s target cash bonus is 40% of his base salary, Mr. O’Keefe’s target cash bonus is 40% of his base salary and Ms. Jackson’s target cash bonus is 40% of her base salary. The actual cash bonuses payable to our executive officers may be less than or greater than the target cash bonus, depending on the operational performance, the individual’s performance and certain other factors that may be considered by the board and the Committee. The target cash bonuses are subject to additional multipliers as defined in our Management Bonus Plan described below.

In fiscal 2005, we adopted a Management Bonus Plan pursuant to which certain of our employees are eligible to receive cash bonuses based on personal and Company performance over the course of each fiscal year. The Management Bonus Plan’s purpose is to encourage a consistent high standard of excellence and continued employment by officers and management personnel of the Company. Our President and Chief Executive Officer, Chief Operating Officer, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Regional Vice Presidents, Home Office Directors and Managers are eligible to participate in the Management Bonus Plan. Annual bonus awards under the Management Bonus Plan are determined by the Compensation Committee, subject to approval by the Board, based on (i) the financial performance of the Company during the applicable fiscal year as measured against the Board’s previously approved plan with targeted earnings per share or other Board-approved thresholds adjusted for changes in accounting policies and non-recurring extraordinary transactions and (ii) individual performance. Target bonus awards are as follows:

•	70% of base salary paid during the fiscal year for the President and Chief Executive Officer;

•	50% of base salary paid during the fiscal year for the Executive Vice President;

•	40% of base salary paid during the fiscal year for Senior Vice Presidents;

•	35% of base salary paid during the fiscal year for Vice Presidents;

•	25% of base salary paid during the fiscal year for Regional Vice Presidents;

•	20% of base salary paid during the fiscal year for Home Office Directors; and

•	15% of base salary paid during the fiscal year for Managers.

Each award may, subject to recommendation by the Compensation Committee and approval of the Board, be increased up to 50%, based on our Company’s performance. Each award may also be increased by an additional 50% based on personal performance, again subject to recommendation by the Compensation Committee and approval of the Board. In the event of death, disability, retirement or a change in control of the Company, the bonus award is determined based solely on the target award percentage applicable to the base salary actually paid to or earned by the participant prior to such event. The Committee also periodically considers bonuses outside of the bonus plan, based on both individual and corporate performance.

Long-Term Incentive Awards

The Company’s equity programs are designed to encourage creation of long-term value for our stockholders, employee retention and stock ownership. The programs currently consist of stock option grants and restricted stock awards. Our equity incentive programs promote a long-term focus on results and align employee and stockholder interests.

Executive officers receive a portion of their overall targeted compensation in the form of equity, in order to align interests of management and stockholders and promote a focus on long-term results. The Committee generally targets certain amounts of option awards upon hire and promotion for executives and other management personnel based on the level of those individuals. In addition, in August of each year, which is the anniversary of our initial public offering, the Committee reviews the amounts of incentive equity held by our executives and management and provides for additional incentive equity grants (in amounts that are based upon the positions held by the executives and management) to executives and management.

In 2006, the only equity-based awards that were granted to our named executive officers were stock options granted under the 2005 Long-Term Equity Incentive Plan. The Committee chose stock option grants as our form of equity compensation in 2006 because the Committee believes that stock options are a good means to align the interests of the executive officers and our stockholders over the long term, and the Committee considered the benefit of continuing with stock options to maintain consistency with the equity grants previously received by the named executive officers. Accordingly, the grant-date value of the stock options is at risk because it may decline over the vesting period if the Company’s financial performance does not improve and there is a corresponding decrease in the stock price. We may in the future grant other equity-based awards depending on the circumstances.

The Committee chose to grant the stock options on August 9, 2006 since that date was the first anniversary of our initial public offering and we review option holdings and additional option grants for our executive officers and management in August of each year. We made grants to certain named executive officers on that date in excess of what certain other executives received in order to catch their level of equity incentive holdings up to what our executives generally hold. Each such grant allows the executive officer to acquire shares of the Company’s common stock, subject to the completion of a five-year vesting period (20% of options vest each year). These shares may be acquired at a fixed price per share (the fair market value on the grant date) and have a ten-year term. For information on options granted to named executive officers during fiscal 2006, see “Grants of Plan Based Awards” on page 29.

From time to time, we also grant restricted stock to encourage retention and reward performance. In fiscal 2004, restricted stock grants were made under the Company’s 2004 Restricted Stock Plan and are subject to the completion of a five-year vesting period (20% of the restricted stock vests pro rata on a daily basis each year).

Benefits

The Company’s global benefits philosophy for employees, including executive officers, is that benefits should provide employees protection from catastrophic events, should enable employees to plan for their futures and should be competitive in local markets in order to attract and retain a high-quality workforce. The types of benefits provided to the named executive officers consist of medical benefits plans, life and accidental death and dismemberment insurance plans, 401(k) matching contributions and automobile allowances. We have also provided relocation expenses incurred as a result of the movement of our headquarters to Heathrow Florida following Hurricane Katrina.

Although the Company’s benefit programs are an integral part of the compensation package of the named executive officers, in 2006, benefits (net of relocation expenses) represented less than 5% of the total compensation of the named executive officers. See the “Summary Compensation Table” below.

The Company maintains a non-qualified deferred compensation plan that is unsecured and allows certain high-level employees, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available under the Company’s 401(k) plan, as selected by each participant.

Perquisites

The Company allows its executive officers to dine in its restaurants free of charge in order to permit those officers to conduct quality control tests.

Equity Compensation Plan Information

2004 Restricted Stock Plan

The 2004 Restricted Stock Plan provides for the grant of up to 1,167,487 shares of restricted stock to our officers, directors and employees and other persons who provide services to us, all of which were issued during 2004. This plan is administered by a committee of our board of directors, and, in the committee’s absence, by our board of directors. This plan provides for the grant of shares of our common stock that may not be sold or disposed of, and that may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period set forth in each restricted stock agreement as determined by our board of directors. Other than the foregoing, participants generally have all of the rights of a stockholder, unless the board determines otherwise. Each restricted stock agreement sets forth a vesting schedule, over which time the shares will vest in the holder thereof, and no longer be subject to the restrictions contained in the restricted stock agreement (other than a right of first refusal of the company in the case of a proposed transfer and a drag along right of the company in a proposed sale of the company approved by our board or a majority of our stockholders). The plan provides that shares of restricted stock not yet vested will vest upon a change in control. Upon a termination of employment, the company, and to the extent not exercised by the company, certain of our stockholders, have the right to acquire shares that have vested pursuant to this plan. All shares of restricted stock were purchased at the fair market value of our common stock, as determined by our board of directors, on the date of grant.

2000 Stock Option Plan

The 2000 Stock Option Plan provides for the grant of nonqualified stock options to our directors, officers and employees and other persons who provide services to us. A total of 1,765,981 shares of common stock are reserved for issuance under this plan. As of March 31, 2007, we have granted options to purchase 1,212,221 shares of common stock under this plan. These options vest pro rata on a daily basis over a five year period. Options granted under the 2000 Stock Option Plan are generally not transferable by the optionee, and must be exercised within 30 days after the end of an optionee’s status as an employee, director or consultant of ours (other than a termination by us for cause, as defined in the 2000 Stock Option Plan), within 180 days after such optionee’s termination by death or disability, or within 90 days after such optionee’s retirement, but in no event later than the expiration of the option term. All options were granted at or above the fair market value of our common stock, as determined by our board of directors, on the date of grant. The term of all options granted under the 2000 Stock Option Plan may not exceed ten years. We anticipate that all future option grants will be made under our 2005 Long-Term Equity Incentive Plan, discussed below, and we do not intend to issue any further options under the 2000 Stock Option Plan.

2005 Long-Term Equity Incentive Plan

The 2005 Long-Term Equity Incentive Plan, which the Board approved in August 2005, provides for grants of stock options, restricted stock, restricted stock units, deferred stock units and other equity-based awards. Directors, officers and other employees of Ruth’s Chris Steak House, Inc., as well as others performing services for us, are eligible for grants under the plan. The purpose of the equity incentive plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

A total of 2,362,500 shares of our common stock, representing approximately 10% of our outstanding common stock on a fully-diluted basis, are available for issuance under the equity incentive plan. The number of shares available for issuance under the equity incentive plan is subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, authorized and unissued or held as treasury shares.

Our compensation committee administers the equity incentive plan. Our Board also has the authority to administer the plan and to take all actions that the compensation committee is otherwise authorized to take under the plan. In 2006, the Board granted options to purchase an aggregate of 491,100 shares of our common stock under this plan, which have a weighted-average exercise price of $18.56 per share and are subject to annual vesting over a five-year period.

The following is a summary of the material terms of the equity incentive plan, but does not include all of the provisions of the plan. For further information about the plan, we refer you to the equity incentive plan, which we have filed with the SEC as an exhibit to our Registration Statement on Form S-1 on August 8, 2005.

Eligibility. Our directors, officers and employees, as well as other individuals performing services for us, are eligible to receive grants under the equity incentive plan. However, only employees may receive grants of incentive stock options. In each case, the compensation committee will select the actual grantees.

Stock Options. Our compensation committee or the Board may award grants of incentive stock options conforming to the provisions of Section 422 of the Internal Revenue Code, and other, non-qualified stock options. The compensation committee may not, however, award to any one person in any calendar year options to purchase more than 1,181,250 shares of common stock, and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000, determined at the time of grant.

The exercise price of an option granted under the plan may not be less than 100% of the fair market value of a share of common stock on the date of grant, and the exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of the company’s voting power may not be less than 110% of such fair market value on such date.

Unless the compensation committee determines otherwise, the exercise price of any option may be paid in any or in any combination of the following ways:

•	in cash,

•	by delivery of shares of common stock with a fair market value on the date of exercise equal to the exercise price, and/or

•	by simultaneous sale through a broker of shares of common stock acquired upon exercise.

If a participant elects to deliver shares of common stock in payment of any part of an option’s exercise price, the compensation committee may, in its discretion, grant the participant a “reload option.” The reload option entitles its holder to purchase a number of shares of common stock equal to the number so delivered. The reload option may also include, if the compensation committee chooses, the right to purchase a number of shares of common stock equal to the number delivered or withheld in satisfaction of any of the company’s tax withholding requirements in connection with the exercise of the original option. The terms of each reload option will be the same as those of the original exercised option, except that the grant date will be the date of exercise of the original option, and the exercise price will be the fair market value of the common stock on the date of exercise.

The compensation committee will determine the term of each option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person who owns stock constituting more than 10% of the voting power of the company, five years from the date of grant. In addition, all options under the equity incentive plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, us. Options generally expire 30 days after the date of cessation of service, so long as the grantee does not compete with us during that 30-day period without our permission.

There are, however, exceptions depending upon the circumstances of cessation. In the case of a grantee’s death or disability, a number of options equal to the sum of (1) the number of options that were exercisable on the date of the grantee’s death or disability and (2) the number of options that would become exercisable within one year after the date of the grantee’s death or disability, will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability, provided the grantee does not compete with us during that 180-day period without our permission. In the event of retirement, a grantee’s vested options will remain exercisable for up to 90 days after the date of retirement, while his or her unvested options may become fully vested and exercisable in the discretion of the compensation committee. In each of the foregoing circumstances, the board or compensation committee may elect to further extend the applicable exercise period in its discretion. Upon termination for cause, all options will terminate immediately. If we undergo a change in control, the compensation committee may provide that the options become exercisable and that such options may terminate if not exercised on the date of the change in control, and if a grantee is terminated from service within one year thereafter, all options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the compensation committee has the authority to grant options that will become fully vested and exercisable automatically upon a change in control of the company, whether or not the grantee is subsequently terminated.

Restricted Stock. Our compensation committee may award restricted stock subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion and the name or names of which such members shall lapse. Unless the compensation committee determines otherwise, all restrictions on a grantee’s restricted stock will lapse when the grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the company, if the cessation occurs due to a termination within one year after a change in control of the company. In addition, unless the compensation committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for us due to death or disability during any period of restriction, in addition to the grantee’s restricted stock in which restrictions have already lapsed, restrictions will lapse on all shares of restricted stock for which restrictions would have lapsed within one year following the date of restrictions. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

Restricted Stock Units; Deferred Stock Units. Our compensation committee may award restricted stock units subject to conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. Each restricted stock unit is equivalent in value to one share of common stock and entitles the grantee to receive one share of common stock for each restricted stock unit at the end of the applicable restricted stock unit’s vesting period. Unless the compensation committee determines otherwise, all restrictions on a grantee’s restricted stock units will lapse when the grantee ceases to be a director, officer or employee of, or otherwise perform services for, the company, if the cessation occurs due to a termination within one year after a change in control of the company or due to death, disability or retirement. In addition, the compensation committee has the authority to award restricted stock units with respect to which all restrictions shall lapse automatically upon a change in control of the company, whether or not the grantee is subsequently terminated. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock units as to which the applicable restrictions have not lapsed will be forfeited immediately.

Prior to the later of (1) the close of the tax year preceding the year in which restricted stock units are granted or (2) 30 days of first becoming eligible to participate in the plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, a grantee may elect to defer the receipt of all or a portion of the shares due with respect to the restricted stock units and convert such restricted stock units into deferred stock units. Subject to specified exceptions, the grantee will receive shares in respect of such deferred stock units at the end of the deferral period.

Performance Awards. Our compensation committee may grant performance awards contingent upon achievement by the company or divisions of set goals and objectives regarding specified performance criteria, such as, for example, return on equity, over a specified performance cycle, as designated by the compensation committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the compensation committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of our common stock or other securities.

Unless the compensation committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the company prior to completion of a performance cycle, due to death, disability or retirement, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award. If we undergo a change in control, a grantee will earn no less than the portion of the performance award that he or she would have earned if the applicable performance cycle had terminated as of the date of the change of control.

Vesting, Withholding Taxes and Transferability of All Awards. The terms and conditions of each award made under the equity incentive plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee. Except in limited circumstances, no award under the equity incentive plan may vest and become exercisable within six months of the date of grant, unless the compensation committee determines otherwise.

Unless the compensation committee determines otherwise, a participant may elect to deliver shares of common stock, or to have us withhold shares of common stock otherwise issuable upon exercise of an option or upon grant or vesting of restricted stock or a restricted stock unit, in order to satisfy our withholding obligations in connection with any such exercise, grant or vesting.

Unless the compensation committee determines otherwise, no award made under the equity incentive plan will be transferable other than by will or the laws of descent and distribution or to a grantee’s family member by gift or a qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians, or legal representatives.

Amendment and Termination of the Equity Incentive Plan. The board or the compensation committee may amend or terminate the equity incentive plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or by any listing requirement of the principal stock exchange on which our common stock is then listed. Furthermore, any amendment to the terms of an outstanding award may not materially and adversely affect any participant’s rights or obligations under the equity incentive plan without the affected participant’s consent. If not previously terminated by the board, the equity incentive plan will terminate on the tenth anniversary of its commencement.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally limits the annual tax deductibility of compensation paid to each named executive officer to $1 million. To the extent possible, the Committee intends to preserve the federal income tax deductibility, but may choose to provide compensation that may not be deductible if it believes that such payments are appropriate to ensure that our named executive officers receive total compensation that is competitive with our peer group, or reflects superior performance.

Accounting for Share-Based Compensation

Beginning on December 26, 2005, we began accounting for share-based payments in accordance with the requirements of SFAS No. 123(R), “Share-Based Payment.”

Trading in Our Stock

We have a policy which requires that our directors and executive officers do not participate in short-swing trading, short-selling or entering into any derivative securities related to their ownership of our common stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

Robin P. Selati

Carla R. Cooper

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our compensation committee is currently an officer or employee of our company or any of our subsidiaries. There is no interlocking relationship between any of our executive officers and compensation committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand, nor has any such interlocking relationship existed in the past.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation earned in 2006 by our named executive officers.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(7)	Stock Awards	Option Awards(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Craig S. Miller Chairman, President and Chief Executive Officer	2006	$480,000	$414,378	$—	$39,299	$10,649	$54,569	(1)	$998,895

Thomas J. Pennison, Jr. Chief Financial Officer, Senior Vice President and Assistant Secretary	2006	200,000	107,631	—	16,843	—	20,239	(2)	344,713

Geoffrey D.K. Stiles Executive Vice President and Chief Operating Officer	2006	300,000	151,356	—	20,211	—	66,582	(3)	538,149

Daniel H. Hannah Vice President, New Business Development	2006	160,000	81,620	—	8,421	—	148,400	(4)	398,441

Thomas E. O’Keefe Senior Vice President, General Counsel and Secretary	2006	200,000	116,600	—	52,095	—	27,543	(5)	396,238

David L. Cattell Senior Vice President and Chief Development Officer	2006	200,000	89,692	—	39,572	—	22,586	(6)	351,850

Note:	Salary and Non-Equity Incentive Plan Compensation columns should include deferred compensation, if any.
(1)	Includes automobile allowance, $44,008 in relocation expenses, $1,873 in club dues and $126 in profit sharing and 401(k) matching contributions.
(2)	Includes automobile allowance, $9,348 in relocation expenses, $1,873 in club dues and $1,680 in profit sharing and 401(k) matching contributions.
(3)	Includes automobile allowance, $55,595 in relocation expenses, $1,873 in club dues and $1,776 in profit sharing and 401(k) matching contributions.
(4)	Includes automobile allowance, $139,043 in relocation expenses, $1,873 in club dues and $1,369 in profit sharing and 401(k) matching contributions.
(5)	Includes automobile allowance, $18,206 in relocation expenses, $1,873 in club dues and $126 in profit sharing and 401(k) matching contributions.
(6)	Includes automobile allowance, $13,249 in relocation expenses, $1,873 in club dues and $126 in profit sharing and 401(k) matching contributions.
(7)	Represents amount earned for 2006 under the Company’s only non-equity incentive plan, which is the management bonus plan as described under “Compensation Discussion and Analysis—Elements of Compensation—Annual Bonuses.”
(8)	Includes the 2006 compensation costs to the Company under SFAS 123R of all options granted by the Company to the named executive officers. Compensation costs are based on the grant date fair value and is amortized over the five year vesting period of the options.

Employment Agreements

In June 2004, we and Craig Miller signed an employment agreement outlining the terms by which Mr. Miller would serve as our President and Chief Executive Officer and a member of our board of directors. Mr. Miller’s current annual salary is $497,000. In addition, Mr. Miller’s employment agreement provides that he may receive an annual bonus of 70% of his base salary, subject to the budget and performance targets as determined by our Board and further subject to additional multipliers as defined in our Management Bonus Plan. In each case, the amount of Mr. Miller’s annual bonus is based upon the satisfaction of certain financial performance criteria determined by our board. If Mr. Miller’s employment is terminated by us without “cause,” or by Mr. Miller for “good reason” (as those terms are defined in his agreement) during the employment term, then Mr. Miller will be entitled to continue to receive his base salary for twelve months after the date of such termination. Mr. Miller has agreed not to compete with us or solicit any of our employees or persons with whom we have certain business relationships for twenty-four months following his termination, if Mr. Miller’s employment is terminated by us without “cause” or by Mr. Miller for “good reason” (as those terms are defined in his agreement), or for twelve months in all other cases.

In October 2003, we and Geoffrey Stiles signed an employment agreement under which Mr. Stiles will serve as our Executive Vice President. The agreement carries a three year term, expiring November 3, 2006. Mr. Stiles’ current annual salary is $315,000, subject to annual reviews, salary adjustments and incentive plans as determined by our board of directors. In addition, Mr. Stiles is eligible to receive a discretionary bonus of 50% of his base salary, subject to the budget and performance targets as determined by our Board and further subject to additional multipliers as defined in our Management Bonus Plan. If Mr. Stiles’ employment agreement is terminated by us without “good faith and sufficient cause” (as those terms are defined in his agreement) during his employment term, then Mr. Stiles will be entitled to receive severance payments for twelve months after the date of his termination at his salary rate at the time of his termination.

In November 2005, we and Thomas Pennison Jr. signed an employment agreement outlining the terms by which Mr. Pennison would serve as our Senior Vice President, Chief Financial Officer and Secretary. Mr. Pennison’s current annual salary is $225,000. In addition, Mr. Pennison’s employment agreement provides that he may receive a discretionary bonus of 40% of his base salary, subject to the budget and performance targets as determined by our Board and further subject to additional multipliers as defined in our Management Bonus Plan. If Mr. Pennison’s employment is terminated by us without “cause,” or by Mr. Pennison for “good reason” (as those terms are defined in his agreement) during the employment term, then Mr. Pennison will be entitled to continue to receive his base salary for twelve months after the date of such termination. Mr. Pennison has agreed not to compete with us or solicit any of our employees or persons with whom we have certain business relationships for twelve months following his termination.

In November 2005, we and Thomas O’Keefe signed an employment agreement outlining the terms by which Mr. O’Keefe would serve as our Senior Vice President, General Counsel and Assistant Secretary. Mr. O’Keefe’s current annual salary is $225,000. In addition, Mr. O’Keefe’s employment agreement provides that he may receive a discretionary bonus of 40% of his base salary, subject to the budget and performance targets as determined by our Board and further subject to additional multipliers as defined in our Management Bonus Plan. If Mr. O’Keefe’s employment is terminated by us without “cause,” or by Mr. O’Keefe for “good reason” (as those terms are defined in his agreement) during the employment term, then Mr. O’Keefe will be entitled to continue to receive his base salary for twelve months after the date of such termination. Mr. O’Keefe has agreed not to compete with us or solicit any of our employees or persons with whom we have certain business relationships for twelve months following his termination.

In November 2005, we and David Cattell signed an employment agreement outlining the terms by which Mr. Cattell would serve as our Senior Vice President and Chief Development Officer. Mr. Cattell’s current annual salary is $225,000. In addition, Mr. Cattell’s employment agreement provides that he may receive a discretionary bonus of 40% of his base salary, subject to the budget and performance targets as determined by our Board and further subject to additional multipliers as defined by our Management Bonus Plan. If Mr. Cattell’s employment is terminated by us without “cause,” or by Mr. Cattell for “good reason” (as those terms are defined in his agreement) during the employment term, then Mr. Cattell will be entitled to continue to receive his base salary for twelve months after the date of such termination. Mr. Cattell has agreed not to compete with us or solicit any of our employees or persons with whom we have certain business relationships for twelve months following his termination.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to each of the named executive officers during 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Craig S. Miller	NA	$—	$336,000	$756,000	—	—	—	—
Chairman, President and Chief Executive Officer	8/9/2006	—	—	—	—	7,000	$18.19	$53,661

Thomas J. Pennison, Jr.	NA	$—	$80,000	$180,000	—	—	—	—
Chief Financial Officer, Senior Vice President and Assistant Secretary	8/9/2006	—	—	—	—	3,000	$18.19	$22,998

Geoffrey D.K. Stiles	NA	$—	$135,000	$303,750	—	—	—	—
Executive Vice President and Chief Operating Officer	8/9/2006	—	—	—	—	3,600	$18.19	$27,597

Daniel H. Hannah	NA	$—	$56,000	$126,000	—	—	—	—
Vice President, New Business Development	8/9/2006	—	—	—	—	1,500	$18.19	$11,499

Thomas E. O’Keefe	NA	$—	$80,000	$180,000	—	—	—	—
Senior Vice President, General Counsel and Secretary	8/9/2006	—	—	—	—	53,000	$18.19	$406,293

David L. Cattell	NA	$—	$80,000	$180,000	—	—		—
Senior Vice President and Chief Development Officer	8/9/2006	—	—	—	—	53,000	$18.19	$406,293

(1)	Represents threshold, target and maximum possible payouts for 2006 under the Company’s only non-equity incentive plan, which is the management bonus plan as described under “Compensation Discussion and Analysis—Elements of Compensation—Annual Bonuses.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by our named executive officers as of the end of 2006:

	Option Awards		Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Shares of Stock that have not vested (#)	Market Value of Shares of Stock that have not vested ($)
Craig S. Miller Chairman, President and Chief Executive Officer	9,775	32,225	287,323	$5,252,264

Thomas J. Pennison, Jr. Chief Financial Officer, Senior Vice President and Assistant Secretary	4,189	13,811	69,273	$1,266,310

Geoffrey D.K. Stiles Executive Vice President and Chief Operating Officer	5,027	16,573	69,273	$1,266,310

Daniel H. Hannah Vice President, New Business Development	9,122	16,480	—	—

Thomas E. O’Keefe Senior Vice President, General Counsel and Secretary	5,585	67,415	—	—

David L. Cattell Senior Vice President and Chief Development Officer	2,094	58,406	12,348	$225,721

(1)	Represents stock subject to restrictions purchased by certain named executives under the 2004 Restricted Stock Plan. Market value calculated based on the fiscal year end closing price on December 29, 2006 of $18.28.

Options Exercises and Stock Vested

The following table summarizes the options exercised and restricted stock held by our named executive officers that vested during 2006:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig S. Miller Chairman, President and Chief Executive Officer	—	—	131,262	$2,657,530

Thomas J. Pennison, Jr. Chief Financial Officer, Senior Vice President and Assistant Secretary	10,376	$203,798	29,158	$590,333

Geoffrey D.K. Stiles Executive Vice President and Chief Operating Officer	—	—	29,158	$590,333

Daniel H. Hannah Vice President, New Business Development	—	—	—	—

Thomas E. O’Keefe Senior Vice President, General Counsel and Secretary	—	—	—	—

David L. Cattell Senior Vice President and Chief Development Officer	—	—	4,628	$93,698

(1)	Represents daily vesting of restricted stock purchased by certain named executives under the 2004 Restricted Stock Plan. This restricted stock vests pro rata on a daily basis, and therefore the value realized has been calculated based on the average closing price during 2006 of $20.25.

Non-qualified Deferred Compensation for 2006

The Company maintains a non-qualified deferred compensation plan that is unsecured and allows certain high-level employees, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available under the Company’s 401(k) plan, as selected by each participant. The following table summarizes activity under the Company’s Non-qualified Deferred Compensation Plan for named executive officers during 2006:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals / Disbursements ($)	Aggregate Balance at Last FYE ($)
Craig S. Miller Chairman, President and Chief Executive Officer	$73,029	$—	$10,649	$—	$130,362

Thomas J. Pennison, Jr. Chief Financial Officer, Senior Vice President and Assistant Secretary	—	—	—	—	—

Geoffrey D.K. Stiles Executive Vice President and Chief Operating Officer	—	—	—	—	—

Daniel H. Hannah Vice President, New Business Development	—	—	—	—	—

Thomas E. O’Keefe Senior Vice President, General Counsel and Secretary	—	—	—	—	—

David L. Cattell Senior Vice President and Chief Development Officer	—	—	—	—	—

(1)	Earnings are included in Summary Compensation Table.

Pension Benefits

No Additional Executive Retirement Benefit Plans

We do not maintain any additional executive retirement programs such as executive pension plans, deferred compensation plans other than as noted above, or other executive retirement benefits.

Termination and Change in Control Arrangements

Payments Made Upon Termination

Assuming each executive officer’s employment was terminated under each of the circumstances set forth below on December 31, 2006, the estimated values of payments and benefits to each named executive officer are set forth in the following table:

	Craig S. Miller	Thomas J. Pennison, Jr.	Geoffrey D.K. Stiles	Daniel H. Hannah	Thomas E. O’Keefe	David L. Cattell
Severance(1)	$497,000	$225,000	$315,000	$—	$225,000	$225,000
Health and Welfare Benefits(2)	$9,075	$9,075	$9,075	$—	$9,075	$9,075
Car Allowance(3)	$8,400	$7,200	$7,200	$—	$7,200	$7,200

Total	$514,475	$241,275	$331,275	$—	$241,275	$241,275

(1)	Based on payment of one year of current base salary in the case of a termination by us without cause, in the case of each of the named executive officers, and a resignation for good reason, in the case of all of the named executive officers other than Mr. Stiles.
(2)	Amount represents premiums that will be paid by the Company in respect to health insurance and other medical benefits for one year after termination of employment without cause.
(3)	Based on the value, as of December 31, 2006, of the current pre-established car allowance that would be received by the executive officer for one year after termination of employment without cause.

Mr. Miller’s current annual salary is $497,000. Pursuant to his employment agreement, if Mr. Miller’s employment is terminated by us without “cause,” or by Mr. Miller for “good reason” (as those terms are defined in his agreement) during the employment term, then Mr. Miller will be entitled to continue to receive his base salary for twelve months after the date of such termination. The Company has the option of paying this severance on a monthly or lump sum basis.

Mr. Stiles’ current annual salary is $315,000. Pursuant to his employment agreement, if Mr. Stiles’ employment agreement is terminated by us without “good faith and sufficient cause” (as those terms are defined in his agreement) during his employment term, then Mr. Stiles will be entitled to receive severance payments for twelve months after the date of his termination at his salary rate at the time of his termination.

Messrs. Miller and Stiles would also receive twelve months continued health, welfare and retirement benefits and twelve months payments of automobile allowance pursuant to current Company guidelines.

Mr. Pennison’s current annual salary is $225,000. Pursuant to his employment agreement, if Mr. Pennison’s employment is terminated by us without “cause,” or by Mr. Pennison for “good reason” (as those terms are defined in his agreement) during the employment term, then Mr. Pennison will be entitled to continue to receive his base salary for twelve months after the date of such termination. If Mr. Pennison is terminated without “cause”, he is also entitled to receive twelve months continued health, welfare and retirement benefits, twelve monthly payments of automobile allowance, including reimbursement for fuel and routine maintenance costs for one automobile, and all vesting rights of his stock options and restricted stock granted during Employee’s tenure shall continue for 12 months post-termination. We have the option of paying this severance on a monthly or lump sum basis.

Mr. O’Keefe’s current annual salary is $225,000. Pursuant to his employment agreement, if Mr. O’Keefe’s employment is terminated by us without “cause,” or by Mr. O’Keefe for “good reason” (as those terms are defined in his agreement) during the employment term, then Mr. O’Keefe will be entitled to continue to receive his base salary for twelve months after the date of such termination. If Mr. O’Keefe is terminated without “cause”, he is also entitled to receive twelve months continued health, welfare and retirement benefits, twelve monthly payments of automobile allowance, including reimbursement for fuel and routine maintenance costs for one automobile, and all vesting rights of his stock options and restricted stock granted during Employee’s tenure shall continue for 12 months post-termination. We have the option of paying this severance on a monthly or lump sum basis.

Mr. Cattell’s current annual salary is $225,000. Pursuant to his employment agreement, if Mr. Cattell’s employment is terminated by us without “cause,” or by Mr. Cattell for “good reason” (as those terms are defined in his agreement) during the employment term, then Mr. Cattell will be entitled to continue to receive his base salary for twelve months after the date of such termination. If Mr. Cattell is terminated without “cause”, he is also entitled to receive twelve months continued health, welfare and retirement benefits, twelve monthly payments of automobile allowance, including reimbursement for fuel and routine maintenance costs for one automobile, and all vesting rights of his stock options and restricted stock granted during Employee’s tenure shall continue for 12 months post-termination. We have the option of paying this severance on a monthly or lump sum basis.

All options and restricted stock issued under the Company’s equity incentive plans, whether or not then exercisable (as applicable), generally cease vesting when a grantee ceases to be an employee. Options generally expire 30 days after the date of cessation of service, so long as the grantee does not compete with us during that 30-day period without our permission. Upon termination for cause, all options will terminate immediately. The Company has the right to repurchase shares of restricted stock held by the named executive officers during the 120 days following the executive’s termination, and the purchase price in the case of a resignation without good reason or a termination for cause is $0.05 per share, and in all other cases is the fair market value of such shares.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, all named executive officers will receive benefits under our disability plan or payments under our life insurance plan, as appropriate. In the case of a grantee’s death or disability, a number of options and restricted stock equal to the sum of (1) the number of options that were exercisable on the date of the grantee’s death or disability and (2) the number of options that would become exercisable within one year after the date of the grantee’s death or disability, will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability, provided the grantee does not compete with us during that 180-day period without our permission.

Payments Made Upon a Change in Control

We are not contractually obligated to make any type of cash payment to any named executive officer in the event of a change in control. All of the restricted stock and options issued under the 2000 Option Plan held by the Named Executive Officers will become fully vested upon a change in control. If we undergo a change in control, the compensation committee may provide that the options issued under the 2005 Equity Incentive Plan become exercisable and that such options may terminate if not exercised on the date of the change in control, and if a grantee is terminated from service within one year thereafter, all options will become fully vested and exercisable and remain so for up to one year after the date of termination.

	Craig S. Miller	Thomas J. Pennison, Jr.	Geoffrey D.K. Stiles	Daniel H. Hannah	Thomas E. O’Keefe	David L. Cattell
Restricted Stock(1)	$5,252,264	$1,266,310	$1,266,310	$—	$—	$225,721
Other Equity(2)	$7,693	$3,297	$3,956	$172,048	$8,806	$6,284

Total	$5,259,957	$1,269,608	$1,270,267	$172,048	$8,806	$232,005

(1)	Represents removal of remaining restrictions on stock purchased by certain named executives under the 2004 Restricted Stock Plan upon a change in control. Value is based on the fiscal year end closing price on December 29, 2006 of $18.28.
(2)	Based on value of unvested options held by each executive at December 31, 2006, the vesting of which is assumed to accelerate upon a change in control. Value is based on the fiscal year end closing price on December 29, 2006 of $18.28 less the respective option exercise price.

Director Compensation

The following table summarizes the compensation paid to directors of the Company in 2006.

Name	Fees Earned ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Carla R. Cooper	$35,000	—	$1,815	—	—	—	$36,815
Bannus B. Hudson	35,000	—	41,889	—	—	—	76,889
Robin P. Selati	—	—	—	—	—	—	—
Alan Vituli	42,000	—	1,815	—	—	—	43,815

(1)	Includes the 2006 compensation costs to the Company under SFAS 123R of all options granted by the Company to the named director. Compensation cost is based on the grant date fair value and is amortized over the five-year vesting period of the options. On August 9, 2006 the Company granted option to purchase 3,000 shares of its common stock to each of Messrs. Hudson and Vituli and to Ms. Cooper. These options vest pro rata on an annual basis over a five year period.

Directors who are also our employees receive no compensation for serving as directors. Non-employee directors, other than Mr. Selati, receive an annual fee in the amount of $35,000 ($42,000 for the chairman of the audit committee). We also reimburse all directors for reasonable out-of-pocket expenses they incur in connection with their service as directors. Our directors are also eligible to receive stock options and other equity-based awards when, as and if determined by the compensation committee pursuant to the terms of our 2005 Long-Term Equity Incentive Plan. Non-employee directors are not eligible to participate in the deferred compensation plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by KPMG LLP for fiscal 2005 and fiscal 2006.

	Fiscal Year
Fee Category	December 25, 2005	December 31, 2006
Audit Fees	$160,800	$428,200
Audit-Related Fees	516,515	212,500
Tax Fees	48,375	112,964
All Other Fees	8,454	32,417

Total Fees	$734,144	$786,081

Audit Fees: Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and internal controls over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards, services in connection with initial public offering in August 2005, the Sarbanes-Oxley Act, Section 404 advisory services and due diligence.

Tax Fees are principally comprised of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services, and assistance with tax audits and appeals.

All Other Fees: Consists of fees for services other than those reported above.

All audit, audit-related and tax services performed by KPMG LLP in fiscal 2006 were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter attached as Appendix A to this proxy statement, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent auditor. The policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

MATTERS RELATING TO AUDITORS

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee discussed with management the quality and acceptability of the accounting principles employed including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Committee also reviewed the consolidated financial statements of the Company for fiscal 2006 with KPMG LLP, the Company’s independent auditors for fiscal 2006, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee has discussed with KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with KPMG LLP its independence and has considered whether the provision of non-audit services by KPMG LLP to the Company is compatible with maintaining KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee has selected KPMG LLP as the Company’s independent auditor for 2007.

This report is submitted by the members of the Audit Committee:

Alan Vituli

Carla R. Cooper

Bannus B. Hudson

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2008 MEETING

Stockholder proposals intended for inclusion in the Company’s proxy statement relating to the next annual meeting in May 2008 must be received by the Company no later than February 10, 2008. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Company’s regularly scheduled annual meeting of stockholders to be held in 2008, including nominations for election as directors of persons other than nominees of the Board of Directors, must be received no later than February 10, 2008 and must comply with the procedures outlined in the Company’s by-laws, which may be found on the Company’s website www.ruthschris.com, or a copy of which is available upon request from the Corporate Secretary, 500 International Parkway, Suite 100, Heathrow, Florida 32746.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Company evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Company has established through its Nominating and Corporate Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Corporate Governance Committee determines from time to time.

ADDITIONAL INFORMATION

The Company will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Company also will reimburse, upon request, all brokers and other persons holding Common Stock for the benefit of others for their reasonable expenses in forwarding the Company’s proxy materials and any accompanying materials to the beneficial owners of Common Stock and in obtaining authorization from beneficial owners to give proxies.

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.

By order of the Board of Directors

Thomas E. O’Keefe

Secretary

Dated: April 13, 2007

Appendix A

RUTH’S CHRIS STEAK HOUSE, INC.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee of Ruth’s Chris Steak House, Inc. (the “Company”). The Committee shall review and reassess the charter at least annually and obtain the Board’s approval of the charter. Members of the Committee shall be members of, and appointed by, the Board. The Committee shall be comprised of three or more members. Each member of the Committee shall be “independent” within the meaning of the applicable listing rules of Nasdaq Stock Market, Inc., Section 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”), as determined by the Board; provided, however, that (i) upon completion of the Company’s initial public offering (the “IPO”), only one member of the Committee need be independent, (ii) within 90 days of completion of the IPO, a majority of the members of the Committee shall be independent and (iii) within one year of completion of the IPO, all members of the Committee shall be independent.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall meet the financial sophistication standard as set forth in the applicable listing rules of the Nasdaq Stock Market, Inc., and shall be deemed an “audit committee financial expert,” as determined by the rules and regulations of the SEC. The existence of such member shall be disclosed in periodic filings as required by the SEC. One director who is not independent under applicable rules and regulations and is not a current officer or employee of the Company or a family member of such officer or employee may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for the determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. To foster open communication, the Committee should meet at least annually with management and the independent auditor in separate sessions. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

Committee members shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of their proceedings and actions. The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate.

Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of the Company’s financial statements and its financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of the Company’s internal audit function, if any, and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	the Company’s compliance with legal and regulatory requirements.

The Committee shall also prepare the report that SEC rules require to be included in the Company’s annual proxy statement. In so doing, it is the responsibility of the Committee to maintain free and open communication with the Board, the independent auditor and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, personnel of the Company and the independent auditor and, in its sole discretion and at the Company’s expense, the Committee shall have the authority to retain and terminate independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•

The Committee shall be directly responsible for the appointment, retention and termination (subject, if applicable, to stockholder ratification), compensation, and oversight of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting and receiving the report of the independent auditor.

•	The Committee shall ensure the rotation of the lead audit partner as required by law.

•

The Committee shall pre-approve all audit and non-audit services provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. Alternatively, the Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•	At least annually, the Committee shall obtain and review a report by the independent auditor describing:

•	The firm’s internal quality control procedures.

•

Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

•	The Committee shall ensure that hiring policies for employees or former employees of the independent auditor meet SEC regulations and stock exchange listing standards.

•

To the extent the Company establishes an internal audit function, the Committee shall review and concur with management’s appointment, termination or replacement of the head of the internal audit function.

•

The Committee shall discuss with the internal auditors (if any) and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall also discuss with management, the internal auditors (if any) and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company’s Conflict of Interest and Code of Conduct Policy and Code of Ethics for Senior Financial Employees).

•

Periodically, the Committee shall meet separately with management, the internal auditors (if any) and the independent auditor to discuss issues and concerns warranting Committee attention, including significant risks to the Company and the steps management has taken to minimize such risks. The Committee shall provide sufficient opportunity for the internal auditors (if any) and the independent auditor to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

•	To the extent the Company establishes an internal audit function, the Committee shall periodically review its operation, including the independence and authority of the internal auditors.

•	The Committee shall review the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor.

•

To the extent the Company establishes an internal audit function, the Committee shall review the proposed internal audit plans for the coming year, and the coordination of such plans with the internal audit function.

•

The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

•

The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assertion (if the preparation of such report is required by applicable law).

•

The Committee shall discuss the types of information to be disclosed and types of presentations to be made in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each release or each instance of guidance.

•	The Committee shall review and discuss policies with respect to risk assessment and risk management.

•

The Committee shall discuss the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•

The Committee shall discuss with management and the independent auditor the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•

The Committee shall regularly report to the Board, including the results of the annual audit, and review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and, to the extent an internal audit function is established, the performance of the internal audit function and the independence of the internal auditor. If requested by the Board, the Committee shall invite the independent auditor to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

•

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall review reports of attorneys or others with respect to evidence of material violations of securities laws or breaches of fiduciary duty.

•	The Committee shall submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

•	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

•

The Committee shall review the Company’s disclosure in the proxy statement for its annual meeting of stockholders that describes whether the Committee has satisfied its responsibilities under this Charter for the prior year.

•	The Committee shall periodically evaluate its performance to determine whether it is functioning effectively.

Appendix B

RUTH’S CHRIS STEAK HOUSE, INC.

COMPENSATION COMMITTEE CHARTER

Organization

The Compensation Committee of Ruth’s Chris Steak House, Inc. (the “Company”) shall consist of at least two directors. Each member of the Committee shall be, to the extent required by the Board, (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. In addition, each member shall be “independent” within the meaning of the applicable listing rules of the Nasdaq Stock Market, Inc.; provided, however, that upon completion of the Company’s initial public offering (the “IPO”), only one member of the Committee need be independent, and from the date that is 90 days from the date of the completion of the IPO to the date that is one year after the completion of the IPO, only a majority of the members of the Committee need be independent; and provided further that one person who is not independent within the meaning of the applicable listing rules of the Nasdaq Stock Market, Inc., and is not a current officer or employee of the Company or a family member of an officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its shareholders. A member appointed under this exception may not serve longer than two years.

Committee members shall be appointed by the Board. Committee members shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of their proceedings and actions.

The Committee shall meet periodically, as deemed necessary by the Chairman of the Committee. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. The Committee may, in its sole discretion and at the Company’s expense, retain and terminate such legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary in the performance of its duties and without having to seek the approval of the Board.

Purpose and Responsibilities

The Committee’s primary purpose and responsibilities shall be:

•

to review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, to evaluate the Chief Executive Officer’s performance according to these goals and objectives and to determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

•	to screen and recommend to the Board individuals qualified to become Chief Executive Officer of the Company;

•	to establish total compensation for the Board and approve total compensation for senior executives, including oversight of all senior executive benefit plans;

B-1

•	to oversee the Company’s general cash-based and equity-based incentive plans; and

•	to produce a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement.

Duties

To fulfill its purpose and responsibilities, the Committee shall:

1.	Establish the total compensation for the directors of the Company.

2.	Establish the total compensation package provided to the Chief Executive Officer, and approve the total compensation package provided to such other officers of the Company whose compensation is disclosed in the Company’s proxy statement, and approve the actual compensation (including base pay adjustments, and any annual and long-term incentive payouts) paid to senior executive officers of the Company.

3.	Approve employment agreements, severance agreements or change of control agreements between the Company and its senior executive officers. Specifically as to the Chief Executive Officer, the Committee should review and approve the goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and set the Chief Executive’s compensation level based on this evaluation.

4.	Develop and review periodically succession plans of the Chief Executive Officer, and screen and recommend to the Board candidate(s) for Chief Executive Officer.

5.	Review and approve the design of the benefit plans which pertain to directors, the Chief Executive Officer and other senior executive officers who report directly to the Chief Executive Officer.

6.	Approve the creation and/or revision of incentive compensation plans and equity-based plans affecting Company officers and grants thereunder.

7.	Produce and approve the Compensation Committee Report on Executive Compensation included in the Company’s proxy statements and generally oversee compliance with the compensation reporting requirements of the SEC.

8.	Approve overall compensation policy throughout the entire Company.

9.	Review and approve or recommend to the Board for approval changes to or adoption of retirement plans of the Company and approve periodically funding guidelines developed by the Compensation Committee, including any matching contributions under the Company’s 401(k) plan, if any.

10.	Administer all plans entitled to the exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, including stock option, restricted stock and deferred stock plans.

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Appendix C

RUTH’S CHRIS STEAK HOUSE, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Organization

The Nominating and Corporate Governance Committee of Ruth’s Chris Steak House, Inc. (the “Company”) shall consist of at least two directors, each of whom shall be “independent” within the meaning of the applicable listing rules of the Nasdaq Stock Market, Inc.; provided, however, that upon completion of the Company’s initial public offering (the “IPO”), only one member of the Committee need be independent, and from the date that is 90 days from the date of the completion of the IPO to the date that is one year after the completion of the IPO, only a majority of the members of the Committee need be independent; and provided further that one person who is not independent within the meaning of the applicable listing rules of Nasdaq Stock Market, Inc., and is not a current officer or employee of the Company or a family member of an officer or employee, may be appointed to the Committee if the Board of Directors, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its shareholders. A member appointed under this exception may not serve longer than two years.

Committee members shall be appointed by the Board and shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of its proceedings and actions.

The Committee shall meet periodically, as deemed necessary by the Chairman of the Committee. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. The Committee may, in its sole discretion and at the Company’s expense, retain and terminate legal, accounting or other consultants or experts, including search firms, it deems necessary in the performance of its duties and without having to seek the approval of the Board.

Purpose and Responsibilities

The Committee’s primary purpose and responsibilities shall be:

•

to develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommend to the Board such individuals as nominees to the Board for its approval;

•	to oversee evaluations of the Board, individual Board members and the Board committees; and

•	to oversee the Company’s compliance with ethics policies and consider matters of corporate governance.

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Duties

To fulfill its purpose and responsibilities, the Committee shall:

1.	Screen and recommend to the Board nominees for election as directors of the Company, including nominees recommended by stockholders of the Company, and consider the performance of incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders.

2.	Develop and recommend qualification standards and other criteria for selecting nominees for director.

3.	Establish procedures for, and administer annual performance evaluations of the Board, its committees and individual Board members, which will include an annual performance review of this Committee by its members.

4.	Review periodically the makeup of the Board and its committees and recommend, as appropriate, changes in the number, function or membership.

5.	Review periodically the Company’s Conflict of Interest and Code of Conduct Policy; Code of Ethics for Senior Financial Employees; Statement of Policy to Directors, Officers and Key Employees Concerning Securities Trading and Disclosure of Confidential Information; and any similar Company codes and policies, and, based on such periodic review, recommend changes to the Board as deemed appropriate.

6.	Adopt policies designed to encourage the highest levels of corporate conduct by the Board, the Company and its officers, employees and agents.

7.	Consider questions of possible conflicts of interest involving Board members, senior officers and key employees.

Miscellaneous

This Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable law.

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RUTH’S CHRIS STEAK HOUSE, INC.

500 INTERNATIONAL PKWY.

SUITE 100

HEATHROW, FL 32746

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Ruth’s Chris Steak House, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ruth’s Chris Steak House, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

RUTHC1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RUTH’S CHRIS STEAK HOUSE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

Vote On Directors

1. ELECTION OF DIRECTORS:

NOMINEES:

01) Robin P. Selati 02) Craig S. Miller 03) Carla R. Cooper 04) Bannus B. Hudson 05) Alan Vituli

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposal

For Against Abstain

2. Ratify the appointment of KPMG LLP as Ruth’s Chris Steak House, Inc’s. independent registered public accounting firm for the fiscal year ending December 30, 2007.

The Board of Directors recommends a vote FOR each of the above proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF

RUTH’S CHRIS STEAK HOUSE, INC.

May 10, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

RUTH’S CHRIS STEAK HOUSE, INC.

Annual Meeting of Shareholders, May 10, 2007 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Ruth’s Chris Steak House, Inc. hereby appoints Thomas J. Pennison, Jr., Thomas E. O’Keefe and Craig C. Rawls, or any of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and vote all shares of Ruth’s Chris Steak House, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Ruth’s Chris Steak House, Inc., and at any adjournments or postponements thereof, to be held on May 10, 2007, at 1:00 P.M., local time, at the Ruth’s Chris Steak House (Lake Mary), 80 Colonial Center Parkway, Sanford, Florida 32746 as designated on the reverse side:

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)